UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2007
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-8520 (Commission File Number)	52-1145429 (IRS Employer Identification No.)
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
(712) 277-1340
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On January 26, 2007, Terra Industries Inc. and Kemira GrowHow Oyj noted the announcement by the Office of Fair Trading (“OFT”) that it has referred the planned joint venture between the two companies in the UK to the Competition Commission. A copy of the press release is attached hereto as Exhibit 99.1.
     On January 26, 2007, Terra Industries Inc. reported that it is pleased that the Office of Fair Trading (“OFT”), in its announced referral to the Competition Commission of the planned UK joint venture with Kemira GrowHow Oyj, found no competition concerns in the fertilizer market, the primary business of the proposed joint venture. The OFT’s concerns relate to the supply of certain process chemicals—businesses that account for less than 3 percent of sales of the proposed joint venture. A copy of the press release is attached hereto as Exhibit 99.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits
99.1	Press Release dated January 26, 2007

99.2	Press Release dated January 26, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.
/s/ John W. Huey
John W. Huey
Vice President, General Counsel and Corporate Secretary

Date: January 29, 2007